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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2000, except as to the stock split described in Note 16 which is as of June 14, 2000, and except for Note 18 as to which the date is February 1, 2001, relating to the consolidated financial statements, which appears in Hanover Compressor Company's Registration Statement on Form S-3 (No. 333-54942). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                              /s/ PricewaterhouseCoopers LLP

Houston, Texas
March 16, 2001